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                                                                 EXHIBIT 10.5.2

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                                   AND WAIVER


           THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this "Amendment") is made and entered into as of the 16th day of August, 1999, by and between EDUTREK INTERNATIONAL, INC., a Georgia corporation ("Borrower"), the undersigned Guarantors party hereto (the "Guarantors") and FIRST UNION NATIONAL BANK ("Lender").


                              W I T N E S S E T H:


         WHEREAS, Borrower and Lender are a party to that certain Credit Agreement, dated as of March 25, 1999, as amended by a First Amendment to Credit Agreement dated May 27, 1999 (as amended, the "Credit Agreement") pursuant to which Lender made available to Borrower a $10,000,000 revolving line of credit pursuant to the Facility A Commitment and a line of credit providing a maximum availability of $3,300,000 pursuant to the Facility B Commitment; and

         WHEREAS, Borrower has requested that Lender modify the financial covenants and other provisions set forth in the Agreement and grant certain waivers with respect thereto and Lender, subject to the terms and conditions hereof, has agreed to such requests;

         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Credit Agreement.

         2. Amendments. Subject to the conditions contained herein, the Credit Agreement is hereby amended as follows:

                  2.1. New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding thereto in appropriate alphabetical order the following new definitions:

                           "Second Amendment" shall mean that certain Second
                  Amendment to Credit Agreement and Waiver, dated as of August 16, 1999, between Borrower and Lender.

                           "Second Amendment Effective Date" shall mean that
                  date on which all of the conditions precedent set forth in
                  Section 4 of the Second

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                  Amendment have been satisfied and the Second Amendment has become effective.

                  2.2. Net Worth Covenant. Section 9.1 of the Credit Agreement is hereby amended by deleting such Section in its entirety, and substituting in lieu thereof a new Section 9.1 to read as follows:

                           SECTION 9.1 Net Worth. Permit at any time its Net
                  Worth to be less than an amount equal to (a) in the case of the fiscal quarters of Borrower ending September 30 and December 31, 1999, $32,000,000; or (b) for any subsequent fiscal quarter, an amount equal to the sum of (i) the Net Worth required pursuant to this Section 9.1 as of the last day of the immediately preceding fiscal quarter of Borrower plus (ii) 50% of the Borrower's Net Income (if positive) for such fiscal quarter plus (iii) 75% of the net proceeds received by Borrower from the issuance of its Capital Stock during such fiscal quarter, calculated in each case on a consolidated basis for Borrower and its consolidated Subsidiaries in accordance with GAAP.

         3. Waivers. Effective on the Second Amendment Effective Date, Lender hereby waives Borrower's compliance with the following financial covenants set forth in Article 9 of the Agreement for the respective periods set forth below:

                  (a) Ratio of Actual to Budgeted Revenues. Borrower's compliance with the Ratio of Actual to Budgeted Revenues covenant for the months of July, August, September, October, November and December 1999.

                  (b) Accounts Payable. Borrower's compliance with the Accounts Payable covenant for the months of July, August and September 1999.

                  (c) Quarterly Rent Expense Ratio. Borrower's compliance with the Quarterly Rent Expense Ratio covenant for the fiscal quarter ended September 30, 1999.

         4. Conditions Precedent. The amendments and consents contained herein shall not become effective unless and until the Lender shall have received each of the following instruments, documents and agreements:

                  (a) this Amendment, duly executed and delivered by the Borrower and each Guarantor; and

                  (b) a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Lender, to the effect that all representations and warranties of the Borrower contained in the Credit Agreement, this Amendment and the other Loan Documents are true, correct and complete; that giving effect to this Amendment the Borrower is not in violation of any of the covenants


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         contained in the Credit Agreement and the other Loan Documents; and
         that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.


         5. Contingent Arrangement Fee. In consideration of Lender entering into this Amendment, Borrower hereby agrees to pay the following contingent arrangement fee to Lender in lieu of the contingent arrangement fee set forth in Section 4.2 of the First Amendment:

                  5.1. Contingent Arrangement Fee. Borrower agrees to pay a contingent arrangement fee equal to the lesser of (a) $250,000 and (b) 0.50% of the increase in the Market Capitalization (as such term is hereinafter defined) of Borrower between the date hereof and the earlier of (i) April 30, 2000 and (ii) the date the Credit Agreement is terminated and the Obligations are repaid in full, payable on the earlier of May 1, 2000 and the date of such termination and repayment. As used herein, "Market Capitalization" as of any date shall be an amount equal to the number of issued and outstanding shares of capital stock of Borrower multiplied by the average closing price of Borrower's Class A Common Stock for the 20 consecutive date period ending on the day immediately preceding such date.

         6. Representations and Warranties; No Default. The Borrower and each of the Guarantors (individually a "Credit Party" and collectively, the "Credit Parties") hereby jointly and severally represent and warrant to the Lender that (a) all of Credit Parties' representations and warranties contained in the Credit Agreement, the other Loan Documents and this Amendment are true and correct on and as of the date of this Amendment (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (b) no Default or Event of Default (other than those being waived under Section 3 of this Amendment) has occurred and is continuing as of such date under any Loan Document; (c) each Credit Party has the power and authority to enter into this Amendment and the instruments, documents and agreements executed and delivered pursuant hereto or in connection herewith (the "Amendment Documents") and to perform all of its obligations hereunder and thereunder; (d) the execution, delivery and performance of this Amendment and the Amendment Documents have been duly authorized by all necessary corporate or partnership action on the part of each Credit Party; (e) this Amendment and the Amendment Documents are the legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies; and
(f) the execution and delivery of this Amendment and the Amendment Documents and performance thereof by the Credit Parties do not and will not violate the Certificate or Articles of Incorporation, By-laws or other organizational documents of any Credit Party and do not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to any Credit Party or its properties.

         7. Reaffirmation of Loan Documents. Each of the Credit Parties hereby reaffirms its obligations under the Loan Documents, and acknowledges and agrees that each of the Loan


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Documents to which such Credit Party is a party, and the obligations of such
Credit Party thereunder, remain in full force and effect, without release, diminution or impairment, notwithstanding the execution and delivery of this Amendment or any other agreement, document or instrument in connection therewith.

         8. Expenses. The Credit Parties, jointly and severally, agree to pay, immediately upon demand by the Lender, all costs, expenses, reasonable attorneys' fees and other charges and expenses actually incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Agreement and any other instrument, document, agreement or amendment executed in connection with this Agreement.

         9. Defaults Hereunder. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to serve or comply with any term or agreement contained herein shall constitute an Event of Default under the Credit
Agreement and the Lender shall be entitled to exercise all rights and remedies it may have under the Credit Agreement, any other documents executed in connection therewith and applicable law.

         10. References. All references in the Credit Agreement and the Loan Documents to the Credit Agreement shall hereafter be deemed to be references to the Credit Agreement as amended hereby and as the same may hereafter be amended from time to time.

         11. Limitation of Agreement. Except as especially set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Credit Agreement, each of which is hereby ratified and reaffirmed and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

         12. Counterparts. This Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together will be deemed to be but one and the same agreement.

         13. Further Assurances. Borrower agrees to take such further action as the Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Credit Agreement.

         14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to principles of conflicts of law.

         16. No Claim. Each Credit Party hereby represents, warrants, acknowledges and agrees to and with the Lender that as of the date hereof (a) such Credit Party neither holds nor claims any right of action, claim, cause of action or damages, either at law or in equity, against the Lender, its


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officers, directors, agents, employees or Affiliates, or any of them, which arises from, may arise from, allegedly arise from, are based upon or are related in any manner whatsoever to the Credit Agreement and the Loan Documents or which are based upon acts or omissions of the Lender, any such officer, director, agent, employee or Affiliate of Lender, or any of them, in connection therewith and (b) the Obligations are absolutely owed to the Lender, without offset, deduction or counterclaim.





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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first written above.


                                     CREDIT PARTIES:

                                     BORROWER:

                                     EDUTREK INTERNATIONAL, INC.

                                     By:
                                         ----------------------------------
                                         R. Steven Bostic
                                         Chairman of the Board and
                                         Chief Executive Officer


                                     Attest:

                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                                       [CORPORATE SEAL]










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                                  GUARANTORS:

[CORPORATE SEAL]                  EDUTREK SYSTEMS, INC.

                                  By:
                                      ------------------------------------------
                                      R. Steven Bostic
                                      Chief Executive Officer

[CORPORATE SEAL]                  AMERICAN INTERCONTINENTIAL
                                  UNIVERSITY, INC.

                                  By:
                                      ------------------------------------------
                                      R. Steven Bostic
                                      Chief Executive Officer

[CORPORATE SEAL]                  AMERICAN COLLEGE IN LONDON, LTD, U.S.

                                  By:
                                      ------------------------------------------
                                      R. Steven Bostic
                                      Chief Executive Officer

[CORPORATE SEAL]                  AMERICAN EUROPEAN MIDDLE EAST CORPORATION, LLC

                                  By: American College in London, Ltd., U.S.

                                      By:
                                         ---------------------------------------
                                         R. Steven Bostic
                                         Chief Executive Officer





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                                                      LENDER:

                                                      FIRST UNION NATIONAL BANK


                                                      By:
                                                         -----------------------
                                                         Christopher W. Woomer
                                                         Vice President